Platt’s 7th Annual Storage Outlook
Houston, TX
January 16th, 2009

This presentation contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended. Future operating results may be affected by various uncertainties and risk factors, many of which are beyond the control of The Laclede Group, Inc., including weather conditions, governmental and regulatory policy and action, the competitive environment and economic factors. For a more complete description of these uncertainties and risk factors, see The Laclede Group’s Form 10-K for the year ended September 30, 2008 filed with the Securities and Exchange Commission.

• Public utility holding
 company formed Oct. ‘01
• Strong utility platform
• Growth components
 complementary to core
 LDC business
• Demonstrated strategic
 success
• S&P Small Cap 600
 Company

• Established as The
 Laclede Gas Light
 Company in 1857, and
 was an original Dow
 Jones index company
• Largest LDC in Missouri,
 serving St. Louis and the
 surrounding 10 counties

• Overall strategy
 – Reliably meet our customer’s weather-sensitive load
 requirements
 – Insofar as compatible with dependability, do as economically as possible
• Supply system assets
 – Diverse supply and transportation access as well as
 significant storage to provide reliability, flexibility
 – 16,000 miles of distribution pipes serving 630,000 customers
• Regulatory elements
 – Oversight and review by MoPSC
 – Off-system sales and pipeline capacity release, gas supply incentive program (GSIP)

• Financial Instruments
 – Generally, up to 70% of Laclede’s flowing supply is
 covered with NYMEX financial hedges
• Physical Storage
 – Upstream (North Louisiana): Approximately 23 Bcf of
 leased underground storage off MRT
 – Behind City Gates (North St. Louis): Approximately 4 Bcf
 of underground natural gas storage and approximately 3
 Bcf equivalent of propane in an underground cavern

Diversified supply
 – 27 different suppliers
Total Utility Deliveries ~ 83Bcf
 – Mainly MRT; Southern Star,
 Panhandle & MoGas as well
Transport customers ~ 17 Bcf
HUGOTON ANADARKO
BASIN
(42%)
ONSHORE
TEXAS REGION
(16%)
OFF-SHORE
GULF COAST REGION
(12%)
ARKOMA &ARKLA-TEX REGIONS
(30%)
Laclede’s portfolio allows flexible access to Midcontinent supplies

Flowing Supply
MRT
Storage
Lange Gas
Storage &
Propane
Vaporization
Approximately 63% of Laclede’s peak day supply comes from
natural gas or propane storage - Peak Day ~1.1Bcf

Rocky Mts
LNG
LNG
LNG
Canadian Gas
Reduction
Marcellus Shale

• Links LDC propane storage
 to vaporization facilities -
 “needle peaking”
• Connects to Conoco Philips
 Wood River refinery
• Granted interstate tariff by
 FERC (Apr. ’06)
• Uniquely situated LPG
 pipeline
 – Market crossroads location
 – Only U.S. interstate LPG
 pipeline with LDC customer

• Non-regulated, regional
 natural gas marketer
 – Organically grown
 – Large base of retail
 customers and growing
 wholesale business (85%
 of LER’s revenues in ‘08)
 – Arranges for gas from over
 60 suppliers
 – Transacts business on
 twelve interstate pipelines

75% of Business Activity
99% of Business Activity

Traditional story
• Reliability is paramount
• Asset portfolio mix optimization
• Supply hedging through financial and physical means
Non-traditional elements
• Shifting supply and infrastructure
• Peaking capabilities
• Other corporate affiliate interests